Sunrise Capital Partners LLC
Code of Ethics

November 2018

 (Updated 11/1/2018)

Whereas Sunrise Capital Partners, LLC (“Sunrise”) desires to formally codify the high standards of business excellence it has strived for and achieved since its 1980 inception in an annually reaffirmed document that will be known as the “Sunrise Code of Ethics” (“Code”);

Whereas Sunrise is a Registered Investment Advisor (“RIA”) and seeks to fully comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”) and Rule 17j-1 under the Investment Company Act of 1940 (“ICA”);

Whereas this Code establishes rules of conduct for all employees of Sunrise and is designed to, among other things, govern personal trading activities in the accounts of employees, Immediate Family/household accounts, and accounts in which an employee has a beneficial interest;

Whereas this Code is based upon the principle that Sunrise and its employees owe a fiduciary duty to Sunrise’s clients to conduct their affairs, including their personal financial instrument transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with the firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility;

Whereas this Code is designed to ensure that the high ethical standards long maintained by Sunrise continue to be applied and to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct;

Whereas the excellent name and reputation of Sunrise continues to be a direct reflection of the conduct of each of its employees;

Whereas pursuant to Section 206 of the Advisers Act, both Sunrise and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct and compliance with this section involves more than acting with honesty and good faith alone;

Whereas pursuant to Section 206 of the Advisers Act, Sunrise has an affirmative duty of utmost good faith to act solely in the best interest of its clients;

Sunrise and its employees are subject to the following specific fiduciary obligations when dealing with clients:

•	The duty to have a reasonable, independent basis for the investment advice provided;
•	The duty to obtain best execution for a client’s transactions where the Firm is in a position to direct brokerage transactions for the client;
•	The duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs and circumstances; and
•	The duty to be loyal to clients.

Whereas in meeting its fiduciary responsibilities to its clients, Sunrise expects every employee to demonstrate the highest standards of ethical conduct for continued employment with Sunrise;

Whereas strict compliance with the provisions of the Code shall be considered a basic condition of employment with Sunrise;

Whereas Sunrise’s reputation for fair and honest dealing with its clients has taken considerable time to build and this standing could be seriously damaged as the result of even a single financial instrument transaction being considered questionable in light of the fiduciary duty owed to our clients;

Whereas Sunrise’s employees are urged to seek the advice of Sunrise’s Chief Compliance Officer (“CCO”), for any questions about the Code or the application of the Code to their individual circumstances;

Whereas employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with Sunrise;

Whereas the provisions of the Code are not all-inclusive, but are instead intended as a guide for employees of Sunrise in their conduct;

Whereas in those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the CCO who may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised because ultimately, all questions arising in connection with Sunrise’s trading should be resolved in favor of the client even at the expense of the interests of employees;

Whereas the CCO will periodically report to senior management of Sunrise to document compliance with this Code;

Whereas due to the integrity and stature of the CFA Institute within the financial services industry, Sunrise additionally seeks to comply with CFA Institute Asset Manager Code of Professional Conduct in regards to all aspects of its business;

Whereas Sunrise requires of its owners and employees certain ethical conduct that exceeds the standards set by the CFA Institute Asset Manager Code of Professional Conduct and is additionally included in this Code;

Whereas as of the date of my signature on this document I am an employee of Sunrise; and

Whereas by refusing to agree to and execute this Code whenever requested by Sunrise to do so or by violating any part of this Code at any time, I agree that I subject myself to discipline by Sunrise, including, but not limited to, immediate “for cause” termination of my employment with Sunrise;

By my dated signature at the bottom of this document, I hereby agree to comply with this Code so long as I am affiliated with Sunrise and where applicable, thereafter.

Table of Contents

1)	Definitions	6
2)	General Standards of Business Conduct	7
3)	Loyalty to Clients	8
4)	Investment Process and Actions	9
5)	Trading	10
6)	Risk Management, Compliance, and Support	10
7)	Performance and Valuation	11
8)	Disclosures	11
9)	Prohibition Against the Trading of Currencies, Futures Contracts, Forward Contracts, Swaps, or Options	12
10)	Prohibition Against Fraudulent Activity	12
11)	Prohibition Against Insider Trading	13
12)	Material Information	13
13)	Nonpublic Information	14
14)	Inside Information	14
15)	Contacts with Public Companies	15
16)	Tender Offers	15
17)	Restricted/Watch Lists	15
18)	Personal Securities Transactions	16
19)	Gifts and Entertainment	18
20)	Government/Political Pay-to-Play Prohibition	20
21)	The Foreign Corrupt Practices Act (“Fcpa”)	21
22)	Protecting The Confidentiality of Client Information	21
23)	Service as an Officer or Director	24
24)	Rumor Control	24
25)	Compliance Procedures	24
26)	Ethics Training for Employees Involved with the Futures Business	27
27)	Certification	28
28)	Records	29
29)	Reporting Violations and Sanctions	30
30)	Outside Business Activities	30

SUNRISE CODE OF ETHICS - SIGNATURE PAGE		32

EXHIBIT A		33

SECURITIES HOLDING REPORT		33

SUNRISE CAPITAL PARTNERS, LLC		33

EXHIBIT B		34

QUARTERLY TRANSACTION REPORT		34

EXHIBIT C		36
VIOLATION REPORTING FORM		36

1)	Definitions
For purposes of this Code, the following definitions shall apply:
a)
“Access Person” means any Supervised Person who:  has access to nonpublic information regarding any clients’ purchase or sale of securities, futures contracts, over-the-counter (“OTC”) currencies, forward contracts, swap contracts,  or other financial instruments; has access to nonpublic information regarding the portfolio holdings of Sunrise or its control affiliates manage or have access to; or is involved in making securities or other investment recommendations to clients that are nonpublic.

b)
“Account” means accounts of any Sunrise employee and includes accounts of the employee’s Immediate Family members, and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other account in which the employee has a beneficial interest, controls or exercises investment discretion.

c)
“Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a) (2) of the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security or other investment under Section 16 of the Securities Exchange Act and the rules and regulations thereunder.

d)
“Business  Contact”  means  other  investment  advisers  and  asset  managers; brokers and securities salespersons; law firms; accounting firms; suppliers and vendors; and any other individual or organization with whom Sunrise has or is considering a business or other relationship, including members of the press and trade organizations.   For purposes of this Code, multiple individuals employed by the same entity shall be considered a single Business Contact.

e)	“Fund” means an investment company registered under the Investment Company Act.

f)
“Gifts” means any gift, gratuity or item of value and includes the giving and receiving of gratuities, merchandise and the enjoyment or use of property or facilities for weekends, vacations, trips, dinners and the like, and may include transportation and lodging costs.

g)
“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or Section 4(6) thereof  or  pursuant  to  Regulation  D  (Rules  504,  505  or  506)  thereunder. Securities issued by any private collective investment vehicle, commonly referred to as a hedge fund, are included within this term.

h)
“Initial Public Offering” or “IPO” means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

i)
“Immediate Family” means any of the following relationships sharing the same household:   child, stepchild, grandchild, parent, stepparent, grandparent, spouse,   sibling,   mother-in-law,   father-in-law,   son-in-law,   daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, as well as minor children   not   sharing   the   same   household   (e.g.,   boarding   school)   or dependents not sharing the same household but over which a Supervised Person maintains Beneficial Ownership.

j)	“Management Committee” refers to the committee comprised of Jason Gerlach, Chris Stanton, Rick Slaughter and Gary Davis.

k)
“Reportable  Fund”  means  any  registered  investment  company,  i.e.  mutual fund, for which Sunrise or a control affiliate acts as an investment adviser, as defined  in  section  2(a)  (2)  of  the  Investment  Company  Act  of  1940,  as amended or principal underwriter.

l)
“Reportable Security” means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) transactions and holdings in direct obligation of the government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;   (iii) shares issued by money market funds; (iv) transactions and holdings in shares of other types of open-end registered mutual funds, unless Sunrise or a control affiliate acts as the investment adviser or principal underwriter for the fund.

m)
“Supervised Person” means directors, officers and partners of Sunrise (or other persons occupying a similar status or performing similar functions); employees of Sunrise; and any other person who provides investment advice on behalf of Sunrise  and  is  subject  to  Sunrise’s  supervision  and   control   (other   than employees with a purely clerical, administrative or support function, as determined by the CCO and notified to such employee in writing in advance). For  the  avoidance  of  doubt,  outside  persons  assisting  Sunrise  are  not considered Supervised Persons.

2)	General Standards of Business Conduct

a)	I understand that Sunrise places the highest priority on maintaining its reputation for integrity and professionalism and that Sunrise’s reputation is a vital business asset.

b)	I understand that the confidence and trust placed in Sunrise and its employees by our clients is something we value and endeavor to protect.

c)	I understand that the standards and principles set forth in this Code are intended to achieve the goal of protecting Sunrise’s reputation and I will follow them accordingly.

d)
I understand that this Code is intended to comply with the various provisions of the Advisers Act and also requires that all Supervised Persons comply with the various applicable provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).

e)
I understand that Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material nonpublic information by investment advisers and understand that such policies are contained in this Code.

f)
I understand that this Code also contains policies and procedures regarding personal securities transactions of all Sunrise employees and that these procedures apply to transactions in which an employee has a beneficial interest, to accounts over which an employee exercises control, and to transactions by the members of an employee’s Immediate Family.

g)
I understand that Section 206 of the Advisers Act makes it unlawful for Sunrise or its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices.

h)	I understand that we view our clients’ interests as of paramount importance and we believe that our clients’ interests come before Sunrise’s and its Supervised Person’s personal interests.

i)
I understand that this Code contains provisions that explicitly prohibit unlawful and unethical activity and that this Code is established to reinforce Sunrise’s culture of compliance and to encourage all Sunrise employees to detect and prevent any illegal and unethical conduct. Accordingly,

i)	I will act in a legal, ethical and professional manner at all times during my Sunrise employment.

j)	I will act for the benefit of Sunrise’s clients at all times during my Sunrise employment.

k)	I will act with independence and objectivity at all times during my Sunrise employment.

l)	I will act with skill, competence and diligence at all times during my Sunrise employment.

m)	I will communicate with Sunrise’s clients in a timely and accurate manner at all times during my Sunrise employment.

n)
I   will   uphold   all   applicable   laws,   regulations   and   ethical   requirements governing the capital markets in which Sunrise trades and the financial services industry of which Sunrise is a part at all times during my Sunrise employment.

o)	I will not directly or indirectly act in any manner that may cause me to violate, knowingly or unknowingly, any of the standards or principles set forth above in this Section 2.

3)	Loyalty to Clients

I must be loyal to Sunrise’s clients by:

a)	Placing clients’ interest before my own and those of Sunrise;

b)	Preserving the confidentiality of information communicated by clients to me or Sunrise within the scope of the manager-client relationship;

c)	Refusing to participate in any business relationship or accept any Gift that could reasonably be expected to affect my independence, objectivity, or loyalty to Sunrise’s clients.

d)
Not providing any investment advice (i.e. advice as to the value of securities or as to the advisability of investing in, purchasing or selling securities) or portfolio management services for compensation to any other person, other than a Sunrise client (or underlying investor), under any circumstances, unless such arrangement is disclosed to in writing and approved by the CCO.

4)	Investment Process and Actions

With respect to Sunrise’s investment process and actions, to the extent such relates to my day-to-day responsibilities at Sunrise, I must:

a)	Use reasonable care and prudent judgment when managing client assets;

b)	Not engage in practices designed to distort prices or artificially inflate trading volume with the intent to mislead market participants;

c)	Deal fairly and objectively with all clients when providing investment information, making investment recommendations, or taking investment action;

d)	Have a reasonable and adequate basis for investment decisions;

e)	When managing a portfolio or pooled fund according to a specific mandate, strategy or style:

i)	Take only investment actions that are consistent with the stated objectives and constraints of that portfolio or fund.

ii)	Provide adequate disclosures and information so investors can consider whether any proposed changes in the investment style or strategy meet their investment needs.

iii)	When managing separate accounts and before providing investment advice or taking investment action on behalf of the client;

iv)
Evaluate and understand the client’s investment objectives, tolerance for risk, time horizon, liquidity needs, financial constraints, any unique circumstances  (including  tax  considerations,  legal  or  regulatory constraints, etc.) and any other relevant information that would affect investment policy.

v)	Determine that an investment is suitable to a client’s financial situation.

5)	Trading

With respect to Sunrise’s trading activities, to the extent such activities relate to my day-to-day responsibilities at Sunrise, I must:

a)	Not act or cause others to act on material nonpublic information that could affect the value of a publicly traded investment.

b)	Give priority to investments made on behalf of the client over those that benefit my interests or those of Sunrise.

c)	Not, directly or indirectly, use my position, or any investment opportunities presented by virtue of my position, to my personal advantage or to the detriment of any existing or prospective investor.

d)
To the extent relevant to my duties at Sunrise, use commissions generated from client  trades  to  pay  for  only  investment-related  products  or  services  that directly assist Sunrise in its investment decision making process, and not in the management of the firm.

e)	Maximize client portfolio value by seeking best execution for all client transactions.

f)	Establish policies to ensure fair and equitable trade allocation among client accounts.

g)	Not enter an order or make an investment that anticipates (i.e. front runs) or competes with a fund order or investment.

h)	Not knowingly buy or sell a security requiring pre-approval unless the transaction is in fact pre-approved by the CCO or his designee.

6)	Risk Management, Compliance, and Support

With respect to Sunrise’s risk management, compliance and support activities, to the extent such activities relate to my day-to-day responsibilities at Sunrise, I must:

a)
Make  all  reasonable  efforts  to  assist  Sunrise  in  maintaining  and  upholding policies and procedures that will further compliance by all Sunrise owners and employees with the Sunrise Compliance Program and all applicable legal and regulatory requirements.

b)
Collaborate   and   cooperate   with   Sunrise’s   CCO   and   other   personnel responsible for administering and enforcing the Sunrise Code of Conduct, facilitate the administration and enforcement of Sunrise’s policies and procedures, and as needed, assist in the investigation of any complaints regarding  the  conduct  of  Sunrise  or  any  of  its  owners,  employees  or consultants.

c)
Make all reasonable efforts to ensure that portfolio information provided to clients by Sunrise is accurate and complete and arrange for independent third- party confirmation or review of such information, if necessary.

d)	Make all reasonable efforts to ensure that Sunrise maintains records for an appropriate period of time in an easily accessible format.

7)	Performance and Valuation

With respect to Sunrise’s performance and valuation activities, to the extent such activities are part of my day-to-day responsibilities at Sunrise, I must:

a)
Make  all  reasonable  efforts  to  ensure  that  Sunrise  at  all  times  presents performance information that is fair, accurate, relevant, timely and complete. I  will  not  misrepresent  (orally  or  in  writing)  the  performance  of  individual portfolios or of Sunrise at any time.

b)
Make all reasonable efforts to ensure that Sunrise uses fair-market prices to value client holdings and applies, in good faith, methods to determine the fair value of any assets for which no independent, third-party market quotation is readily available.

8)	Disclosures

With respect to Sunrise’s disclosures, to the extent such disclosures are part of my day-to-day responsibilities at Sunrise, I must:

a)
Make all reasonable efforts to ensure that Sunrise communicates with clients on an ongoing and timely basis and such communications are in accordance with Sunrise’s marketing and advertising policies and procedures set forth in Sunrise’s Compliance Manual.

b)
Make  all  reasonable  efforts  to ensure  that Sunrise’s  disclosures  are  truthful, accurate, complete, and understandable and are presented in a format that communicates the information clearly and effectively.

c)
Make all reasonable efforts to ensure that Sunrise includes any material facts when making disclosures or providing information to clients regarding themselves, their personnel, investments, or the investment process.

d)	Make all reasonable efforts to ensure that Sunrise discloses the following:

i)	Conflicts of interest generated by any relationships with brokers or other entities, other client accounts, fee structures, or other matters.

ii)	Regulatory or disciplinary action taken against me, Sunrise, or any other Sunrise personnel relating to professional conduct.

iii)	The investment process, including information regarding lock-up periods, strategies, risk factors, and use of derivatives and leverage.

iv)	Management fees and other investment costs charged to investors, including what costs are included in the fees and the methodologies for determining fees and costs.

v)	The amount of any soft or bundled commissions, the goods and/or services received in return, and how those goods and/or services benefit the client.

vi)	The performance of clients’ investments on a regular and timely basis.

vii)	Valuation methods used to make investment decisions and value client holdings.

viii)	To the extent relevant to my duties at Sunrise, shareholder voting policies.

ix)	Trade allocation policies.

x)	Results of the review or audit of any Sunrise fund or account.

xi)	Significant personnel or organization changes that have occurred at Sunrise.

xii)	Risk management processes.

9)	Prohibition against the trading of currencies, futures contracts, forward contracts, swaps, or options

a)
I understand that during the term of my employment with Sunrise I shall not trade any over-the-counter currencies, any futures contracts, any forward contracts, or any options thereof for my own personal account or in an account of any other person or entity other than those accounts managed by Sunrise.

b)	I understand that during the term of my employment with Sunrise I shall not open any trading account in the name of Sunrise without the express written consent of Sunrise’s Management Committee.

c)
I understand that upon request, I shall make available to Sunrise all of my personal investment records (as discussed elsewhere in this Code) as well as any such records of my Immediate Family so that Sunrise may review such records, confirm my compliance with the trading prohibitions outlined in this Code and as needed, retain such records.

10)	Prohibition against Fraudulent Activity

I understand that engaging in fraudulent conduct of any kind with respect to Sunrise, its funds and investment products, its clients, or any other third party is unlawful and may result  in  sanctions  including,  but  not  limited  to  reprimands,  monetary  fines  or assessments, criminal charges, and/or suspension or termination of employment with Sunrise. Specifically,

a)	I understand that a Supervised Person may not employ any device, scheme or artifice to defraud Sunrise, its funds and investment products, its clients, or any other third party.

b)	I understand that a Supervised Person may not make any untrue statement of a material fact to or regarding Sunrise, its funds or other investment products, its clients, or any other third party.

c)
I understand that a Supervised Person may not omit to state a material fact in order to create a misleading or untrue perception regarding Sunrise, its funds or other investment products, its clients, or any other third party.

d)
I understand that a Supervised Person may not engage in any act, practice or course of business that operates or would operate as a fraud or deceit on Sunrise, its funds or other investment products, its clients, or any other third party.

e)	I understand that a Supervised Person may not engage in any manipulative practice with respect to Sunrise, its funds or other investment products, its clients, or any other third party.

11)	Prohibition against Insider Trading

a)
I  understand  that  trading  securities  or  other  financial  instruments  while  in possession of material, nonpublic information or improperly communicating that information to others may expose Supervised Persons and Sunrise to stringent penalties including criminal sanctions, fines of up to $1,000,000, and potentially ten years of imprisonment.

b)
I understand that the SEC can recover the profits gained or losses avoided through any illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order permanently barring someone from the securities industry.

c)	I understand that Supervised Persons and Sunrise may be sued by investors seeking to recover damages for insider trading violations.

d)
I understand that the rules contained in this Code apply to securities trading and the trading of other financial instruments as well as the handling of material, nonpublic information by Supervised Persons of Sunrise and their Immediate Family members.

e)
I understand that no Supervised Person may trade, either personally or on behalf of others (such as in relation to investment funds and/or private accounts managed by Sunrise) while in the possession of material, nonpublic information, nor may any Sunrise personnel communicate material, nonpublic information to other in violation of the law.

12)	Material Information

a)
I understand that the phrase “material information” as used in this Code refers to  material  which  a  reasonable  investor  would  be  substantially  likely  to consider important in making an investment decision including, for example, any information which, if disclosed, would have a substantial effect on the price of a company’s securities.

b)
I  understand  that  no  simple  test  exists  to  determine  when  information  is material and that assessment of materiality involves a highly fact-specific inquiry which may necessitate me communicating with, and asking questions of Sunrise’s CCO when and if I have any doubts as to whether information is material.

c)
I understand that material information often relates to a company’s results and operations including, for example, dividend changes, earning results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, tender offers, developments regarding customers or suppliers, major litigation, liquidation problems, including bankruptcies or receiverships, extraordinary management developments and changes in auditors.

d)
I understand that material information also may relate to the market for a company’s securities, that information about a significant order to purchase or sell securities may, in some contexts, be material, and that prepublication information regarding reports in the financial press also may be material as evidenced by the fact that the U.S. Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal’s “Heard on the Street” column.

13)	Nonpublic Information

I understand that information is “public” when it has been disseminated broadly to investors in the marketplace such as when information is published on the Internet, within a public filing with the SEC or some other government agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

14)	Inside Information

I understand that before executing a trade on behalf of Sunrise, myself or any client or other third party, including via investment funds or private accounts managed by Sunrise, I must determine whether I have access to material, nonpublic information and if I believe that I might have access to such, I must take the following steps:

a)	Report the information and proposed trade immediately to Sunrise’s CCO.

b)	Do not purchase or sell the securities on behalf of myself or others (including, without limitation, my Immediate Family members), including investment funds or private accounts managed by the firm.

c)	Do not communicate the information inside or outside of Sunrise other than to Sunrise’s CCO.

d)
After the CCO has reviewed the issue, Sunrise will determine whether the information is materials and nonpublic and, if so, what action the firm will take, including, without limitation, adding such security to Sunrise’s restricted list.

e)
Generally consult the CCO should you have any doubt about information you have regarding a potential financial transaction and use a high degree of caution to protect yourself, Sunrise, and its clients.

15)	Contacts with Public Companies

a)
I  understand  that  contacts  with  public  companies  may  at  some  point represent a part of Sunrise’s research efforts and Sunrise may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. However, I understand that difficult legal issues may arise when, in the course of these contacts, a Supervised Person or other Sunrise personnel subject to this Code become aware of material, nonpublic information (for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst or an investor relations representative makes selective disclosure of adverse news to a handful of investors).

b)
I understand that in situations where contact with a public company makes me aware of material, nonpublic information, I must make a judgment as to my further conduct and to protect myself, Sunrise, and its clients, I should immediately  contact  Sunrise’s  CCO  to  further  discuss  the  matter  and determine how to proceed.

16)	Tender Offers

a)
I understand that tender offers represent a particular concern in the law of insider trading for two reasons:   1) tender offer activity often produces extraordinary gyrations in the price of a target company’s securities such that trading during this time period is more likely to attract regulatory attention, as evidenced  by  the  fact  that  such  trading  activities  produces  a disproportionate percentage of insider trading cases); and 2) the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession  of  material,  nonpublic  information  regarding  a  tender  offer received from the tender offeror, the target company or anyone acting on behalf of either.

b)
I understand that I and other Supervised Persons and Sunrise personnel should exercise extreme caution any time we are made aware of nonpublic information  relating  to  a  tender  offer  and  should  immediately  contact Sunrise’s CCO to further discuss the matter and determine how to proceed.

17)	Restricted/Watch Lists

a)
Although  Sunrise  does  not  typically  receive  confidential  information  from portfolio  companies,  I  understand  that  Sunrise  may,  if  it  receives  such information, take appropriate procedures to establish restricted or watch lists in  certain  securities.    Currently,  Sunrise  maintains  a  restricted  list  that  is available on both its shared drive and on Gordian’s StarCompliance.

b)
I understand that Sunrise’s CCO may place certain securities on a restricted list such that Supervised Persons and other Sunrise personnel shall be prohibited from personally, or on behalf of an advisory account, purchasing or selling securities during any period they are listed without prior written consent of the CCO, which is rarely granted.

c)
I understand that securities issued by companies about which a number of Supervised Persons are expected to regularly have material, nonpublic information should generally be placed on a restricted list and the CCO shall take steps to immediately inform all Sunrise personnel of any securities listed on a restricted list.

d)
I understand that the CCO may place certain securities on a “watch list” in cases where a company issues securities about which a limited number of Supervised Persons possess material, nonpublic information and that such a “watch list” shall be disclosed only to the CCO and a limited numbers of other Sunrise personnel who are deemed necessary recipients of the list because of their particular knowledge or their particular role in compliance.

e)	I understand that I, along with all Supervised Persons, should review any restricted and/or watch list prior to entering any purchase or sale of public securities.

18)	Personal Securities Transactions

I understand that Sunrise has adopted the following principles governing personal investment activities by Sunrise’s Supervised Persons:

a)	The interest of client accounts will at all times be placed first;

b)	All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

c)	Supervised Persons and other Sunrise personnel must not take inappropriate advantage of their positions.

d)	Pre-Clearance Required for Participation in IPOs

I   understand   that   no   Supervised   Person   shall   acquire   any   Beneficial Ownership in any securities in an Initial Public Offering for his or her account without the prior written approval of the CCO who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Supervised Person’s activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

If I wish to engage in such an IPO transaction, I must request pre-clearance from the CCO.  The CCO will notify me within five (5) business days of any conflict and will advise whether the proposed transaction has been cleared. A transaction for a Supervised Person’s account may be disapproved if it is determined by the CCO that the Supervised Person is unfairly benefiting from, or that the transaction is in conflict with, or appears to be in conflict with, any transaction for any investor, any of the above-described trading restrictions, or this Code.  The determination that a Supervised Person may unfairly benefit from, or that an employee transaction may conflict with or appears to be in conflict with any client transaction will be subjective and individualized. Any disapproval of such transaction shall be in writing.  A Supervised Person may appeal any such disapproval by written notice to the CCO within two (2) business days after receipt of notice of disapproval.  Such appeal shall be resolved promptly by Sunrise’s outside counsel.

e)	Pre-Clearance Required for Private Limited Offerings

I understand that no Supervised Person shall acquire Beneficial Ownership of any securities in a Limited Offering or private placement without the prior written approval of the CCO who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Supervised Person’s activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

Similar to with respect to IPOs, if I wish to engage in such an Limited Offering or  private  placement transaction, I  must  request  pre-clearance  from  the CCO.  The CCO will notify me within five (5) business days of any conflict and will advise whether the proposed transaction has been cleared.   A transaction for a Supervised Person’s account may be disapproved if it is determined by the CCO that the Supervised Person is unfairly benefiting from, or that the transaction is in conflict with, or appears to be in conflict with, any transaction for any investor, any of the above-described trading restrictions, or this Code.  The determination that a Supervised Person may unfairly benefit from, or that an employee transaction may conflict with or appears to be in conflict with any client transaction will be subjective and individualized. Any disapproval of such transaction shall be in writing.  A Supervised Person may appeal any such disapproval by written notice to the CCO within two (2) business days after receipt of notice of disapproval.  Such appeal shall be resolved promptly by Sunrise’s outside counsel.

f)	Interested Transactions

I understand that no Supervised Person shall recommend any securities transactions for a client without having disclosed in writing his or her interest, if any, in such securities or the issuer thereof, including without limitation:

i)	any direct or indirect Beneficial Ownership of any securities of such issuer;

ii)	any contemplated transaction by such person in such securities;

iii)	any position with such issuer or its affiliates; and

iv)	any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

g)	Short-Term Trading Profits

I understand that no Supervised Person shall profit from the purchase and sale, or sale and purchase, of the same securities for which such person has Beneficial Ownership within 60 calendar days (and which are held in client accounts).  Any prohibited short-term profits are subject to cancellation with the Supervised Person being responsible for any short-term losses.

h)	Market Timing Funds

I understand that no Supervised Person shall engage in market timing with respect to buying and selling shares issued by any fund managed or sub-advised by Sunrise.

19)	Gifts and Entertainment

a)
I understand that giving, receiving or soliciting Gifts in a business setting may create an appearance of impropriety or may raise a potential conflict of interest and that therefore; Sunrise has adopted policies set forth in this Code to guide Supervised Persons in this area.

b)	I understand that Sunrise’s general policy with respect to Gifts and entertainment is as follows:

i)	Giving, receiving or soliciting Gifts in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest;

ii)
Supervised Persons should not accept or provide any Gifts or favors that might influence the decisions that must be made in business transactions involving   Sunrise,   or   that   others   might   reasonably   believe   would influence those decisions;

iii)
Modest Gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis and entertainment   that   satisfies   these   requirements   and   conforms   to generally accepted business practices also is permissible; and

iv)	Where there is a law or rule that applies to the conduct of a particular business or the acceptance of Gifts of even nominal value, the law or rule must be followed.

v)	I understand that any questions or concerns I may have regarding Gifts should be addressed to the CCO.

c)
I understand that I may generally give and receive Gifts and entertainment to and from Sunrise’s current and prospective clients and Business Contacts so long as such Gifts and entertainment are not lavish or excessive, and do not give the appearance of being designed to influence the recipient.

d)
Occasional dinners, sporting events, concerts, or customary entertainment events and other activities which are part of a business relationship are permissible, provided that the value of the item is consistent with customary business entertainment and not likely to raise a conflict of interest, violate applicable law or which would be likely to influence decisions made by a Supervised Person with respect to Sunrise’s business.

e)	Personal relationships with Business Contacts may lead to Gifts and entertainment that are offered on a friendship basis and are perfectly proper.

f)
I understand that I shall not accept or receive on my own behalf or on behalf of  Sunrise  any  Gift  or  other  accommodations  from  a  Business  Contact, investor or prospective investor that might create a conflict of interest or interfere with my impartial discharge of my responsibilities to Sunrise or its clients or place me or Sunrise in a difficult or embarrassing position. This prohibition applies equally to Gifts to members of my family or household.

g)	Reporting Requirements

i)
I  understand  that  any  Supervised  Person  who  accepts,  directly  or indirectly, anything of value from any Business Contact, including Gifts and gratuities with value in excess of $250 per year must obtain consent from the CCO before accepting such a Gift.

ii)
I understand that Sunrise’s reporting requirements do not apply to bona fide dining or bona fide entertainment if, during such dining or entertainment, a Supervised Person is accompanied by the person or representative of the entity that does business with Sunrise and such dining or entertainment Is not lavish or extravagant in nature.

iii)
I understand that Sunrise’s Gift reporting requirement is for the purpose of helping Sunrise monitor the activities of its employees and that the reporting of a Gift does not relieve any Supervised Person from the obligations and policies set forth in this Code or within applicable laws, regulations, or ethics standards.

iv)
I understand that I may attend business meals, sporting events and other business entertainment activities at the expense of a person or party other than Sunrise so long that the entertainment is not lavish or extravagant in nature. If the estimated cost or value of the entertainment activity provided to me is greater than $250 or if the giver will not be present at the entertainment activity, I shall report my attendance to Sunrise Management which will keep a log known as the “Sunrise Gifts and Entertainment Report.”

v)
I understand that I  shall report to Sunrise Management my intent to accept any business Gift or aggregated Gifts of over $250 in value for logging in the Sunrise Gifts and Entertainment Report however I need not report Gifts such as holiday baskets and business lunches delivered to Sunrise’s offices and received on behalf of Sunrise as opposed to me as an individual employee or owner of Sunrise.

vi)
I understand that I am prohibited from giving business Gifts or providing business entertainment that may appear lavish or excessive and I must obtain  approval  from  Sunrise  Management  to  give  business  Gifts  in excess of $250 to any actual or prospective Sunrise investor or Business Contact.   Any such Gifts shall be logged in the “Sunrise Gifts and Entertainment Report.”

vii)	I understand that I should not accept tickets, cash, cash equivalents or other Gifts from any Business Contact that occur on a regular or ongoing basis.

viii)	I understand that I should direct all questions about the proprietary of giving or accepting a Gift or business entertainment should be directed to the CCO.
20)	Government/Political Pay-to-Play Prohibition

I understand that I shall make no attempt to influence any government or political official or prospective government or politically-affiliated investor to invest with Sunrise by either directly compensating or otherwise benefitting that prospective investor via a payment or any other activity that would indirectly compensate or otherwise benefit that prospective Sunrise investor. Specifically:

a)
I shall not provide financial advisory services either directly or through a pooled investment vehicle to any person or entity to whom or to which I or anyone employed by Sunrise has made a political contribution within the    past two years.

b)
I shall not provide financial advisory services either directly or through a pooled investment vehicle to any person or entity for whom or for which I have solicited, coordinated or “bundled” political contributions from others within the past two years.

c)
I shall not pay a third party to solicit any government or political official or prospective government or politically-affiliated investor on behalf of Sunrise unless that third party has agreed to the “Pay-to-Play” prohibition contained in this Sunrise Code of Conduct.

d)
I understand that no Supervised Person shall make any contribution to, or solicit contribution on behalf of: any state local or federal political candidate; any exploratory committee or other committee established by any local, state or federal political candidate; any political party or political party committee; or any political action committee or “super” political action committee, without first disclosing such to the CCO and Sunrise Management Committee and obtaining written approval from the CCO and the Management Committee.   All political contributions (including de minimus dollar thresholds) should be in accordance with the firm’s Political Contribution policies set forth in Sunrise’s Compliance Manual.

e)
I understand that all political contributions or contribution solicitations authorized under the terms of this Code shall be recorded by the CCO and records of such contributions shall be retained by the CCO to facilitate Sunrise’s compliance with this Code and all applicable laws, regulations and ethical standards.

21)	The Foreign Corrupt Practices Act (“FCPA”)

a)	I understand that to the extent its provisions relate to my day-to-day activities at Sunrise, I shall use my best efforts to comply with FCPA. To that end:

b)
I understand that the FCPA prohibits the giving of “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other instrumentality of a foreign government.   Companies that are owned, even partly, by a foreign government many be considered an instrumentality of that government.    In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions.

c)
I  understand  that  the  FCPA includes  provisions  that  may  permit  the giving of Gifts and entertainment under certain circumstances, including certain Gifts and entertainment that are lawful under the written laws and regulations of the recipient’s country, as well as bona-fide travel costs for certain legitimate business purposes.  However, the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.  Civil and criminal penalties for violating the FCPA can be severe.

d)
I understand that I must obtain written preclearance from the CCO prior to giving anything of value that might be subject to the FCPA except food and beverages that are provided during a legitimate business meeting and that are clearly not lavish or excessive.

e)
I understand that I shall disclose to the CCO all Gifts and entertainment that may be subject to the FCPA, irrespective of value and including food and beverages provided during a legitimate business meeting so that such can be logged in the “Sunrise Gifts and Entertainment Report.”

22)	Protecting the Confidentiality of Client Information

a)	Confidential Client Information

i)
I understand that in the course of the investment advisory activities of Sunrise, the firm gains access to nonpublic information about its clients including, but not limited to, a person’s status as a client, contact information regarding a client, a client’s personal financial and account information, a client’s asset allocation within his/her portfolio, information relating to services performed for or transactions entered into on behalf of that client, investment advice provided to that client, and other data and analyses derived from nonpubic information relating to the client (collectively “Confidential Client Information”).

ii)
I understand that all Confidential Client Information, whether relating to a current, former or future client, is subject to this Code’s policies and procedures,  the  policies  and  procedures  set  forth  in  Sunrise’s Compliance Manual and all other protections afforded by applicable laws, regulations and ethics standards and that any doubts about the confidentiality of information must be resolved in favor of confidentiality.

b)	Non-Disclosure of Confidential Client Information

I understand that all information regarding Sunrise’s clients is confidential and that such information may only be disclosed when the disclosure is consistent with Sunrise’s Code and the client’s direction and consent.  Sunrise will share Confidential Client Information with third parties in the following circumstances:

i)
As necessary to provide service that the client requested or authorized or to maintain and service the client’s account.  Relating to such, Sunrise will  require  that  any  financial  intermediary,  agent  or  other  service provider utilized by Sunrise (such as broker-dealers or sub-advisors) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by Sunrise only for the performance of the specific service requested by Sunrise;

ii)
As required by regulatory authorities or law enforcement officials who have jurisdiction over Sunrise, or as otherwise required by any applicable law.  In the event Sunrise is compelled to disclose Confidential Client Information, the firm shall provide prompt notice to the clients affected, so that the clients may seek a protective order or other appropriate remedy.  If no protective order or other appropriate remedy is obtained, Sunrise shall disclose only such information, and only in such detail, as is legally required; and

iii)	To the extent reasonably necessary to prevent fraud, unauthorized transactions, or liability.

c)	Sunrise Employee Responsibilities

i)
I understand that all Supervised Persons are prohibited, from disclosing Confidential Client Information at any time during or after their Sunrise employment  and  that  they  may  not  disclose  such  information  to anyone outside of Sunrise, including family members, except under circumstances detailed in this Code.

ii)
I   understand   that   a   Supervised   Person   is   permitted   to   disclose Confidential Client Information only to such other Supervised Persons who  need  to  have  access  to  such  information  in  order  to  deliver services to the client.

iii)
I understand that Supervised Persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with Sunrise, must return all such documents to Sunrise.

iv)
I  understand  that  any  Supervised  Person  who  violates  the  non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

d)	Security of Confidential Personal Information

I understand that Sunrise enforces the following policies and procedures to protect the security of Confidential Client Information:

i)	Sunrise restricts access to Confidential Client Information to those Supervised Persons who need to know such information to provide Sunrise’s services to clients;

ii)
Sunrise  requires  any  Supervised  Person  who  is  authorized  to  have access to Confidential Client Information in connection with the performance of such person’s duties and responsibilities be required to keep such information in a secure compartment, file or receptacle on a daily basis as of the close of each business day;

iii)	Sunrise requires that all electronic or computer files containing any Confidential Client Information shall be password secured and firewall protected from access by unauthorized persons;

iv)
Sunrise requires that any conversations involving Confidential Client Information, if appropriate at all, must be conducted by Supervised Persons in private and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

v)
Appropriate  controls  for  the  reception  and  oversight  of  visitors  to sensitive areas should be maintained.  For example, visitors should be accompanied while in Sunrise’s offices and should not be left unattended in areas where access to nonpublic information or recommendations may be obtained.

vi)	Document control procedures, such as numbering counterparts and recording their distribution, and shredding papers containing material nonpublic information should be used where appropriate.

e)	Privacy Policy

I  understand  that  as  a  registered  investment  adviser,  Sunrise  and  all Supervised Persons must comply with SEC Regulation S-P which requires investment advisers to adopt policies and procedures to protect the “nonpublic personal information” of natural person clients.

i)
I understand that “nonpublic information” under Regulation S-P includes personally identifiable financial information and any list, description, or grouping that is derived from “personally identifiable financial information.”

ii)
I   understand   that   “personally  identifiable  financial   information”   is defined  under  Regulation  S-P  to  include  information  supplied  by individual  clients,  information  resulting  from  transactions,  and  any information obtained in providing products or services.

iii)
I  understand  that  pursuant  to  Regulation  S-P,  Sunrise  has  adopted policies and procedures to safeguard the information of natural person clients and I confirm that I have reviewed these policies and procedures as they are set forth in Sunrise’s Compliance Manual.

f)	Enforcement and Review of Confidentiality and Privacy Policies

I understand that the CCO is responsible for reviewing, maintaining and enforcing Sunrise’s confidentiality and privacy policies and is also responsible for conducting appropriate employee training to ensure adherence to these policies and that any exceptions to this policy require the written approval of the CCO.

23)	Service as an Officer or Director

I understand that no Supervised Person shall serve as an officer or on the board of directors of any publicly or privately traded company or any creditor and investment committee without prior authorization by the CCO or a designated Supervisory Person based upon a determination that any such board or officer service would be consistent with the interest of Sunrise’s clients and where board or officer service is approved, Sunrise shall implement a “Bamboo Wall” or other appropriate procedure, to isolate such person from making decisions relating to the company’s securities.

24)	Rumor Control

Sunrise strictly prohibits the use or misuse of false rumors.  Supervised Persons should be aware that all company emails may be monitored for inappropriate or illegal communications, including the creation or dissemination of false market or securities related rumors.

25)	Compliance Procedures

a)	Pre-Clearance NOT Required

i)
I understand that Supervised Persons are not required to obtain pre- clearance prior to engaging in a purchase or sale of a security, except in  the  case  where  such  security  appears  on  Sunrise’s  restricted  list. Rather,  Supervised  Persons  must  check  the  restricted  list  prior  to engaging in any transaction and determine if the security they are looking to buy or sell appears on the firm’s restricted list.

ii)
If  a  Supervised  Person  wishes  to  purchase  or  sell  a  security  which appears on Sunrise’s restricted list, he or she must contact the CCO. Approval for a purchase or sale of a security on the firm’s restricted list is rare.

b)	Reporting Requirements

i)
I  understand  that  every  Supervised  Person  shall  provide  initial  and annual holdings reports and quarterly transaction reports to the CCO that must contain the information described below in Section 23(c) and (d) UNLESS such Supervised Person is submitting his or her brokerage account statements via Gordian’s StarCompliance platform, Sunrise’s compliance vendor software.

ii)
I understand that it is the policy of Sunrise that each Supervised Person must arrange for their brokerage firm(s) to send automatic duplicate brokerage account statements and trade confirmations of all securities transactions to the CCO, whether through Gordian’s StarCompliance or manually, as determined in consultation with the CCO.

c)	Initial Holdings Report

i)	I understand that every Supervised Person shall, no later than (10) days after the person becomes a Supervised Person, file an initial holdings report containing the following information:

(1)
The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each Reportable Security in which the Supervised Person had any direct or indirect Beneficial Ownership when the person becomes a Supervised Person;

(2)
The name of any broker, dealer or bank, account name, number and location with whom the Supervised Person maintained an account  in  which  any  securities  were  held  for  the  direct  or indirect benefit of the Supervised Person; and

(3)	The date that the report is submitted by the Supervised Person.

(4)	An example of a form of such Initial Holdings Report is attached hereto as Exhibit A.

d)	I understand that the information submitted must be current as of a date no more than forty-five (45) days before the person became a Supervised Person.

e)	Annual Holdings Report

I understand that every Supervised Person shall, no later than January 31 each year, file an annual holdings report containing the same information required in the initial holdings report as described in this Code and that the information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.  The CCO may waive the Annual  Holdings  Report  requirement  if  he  determines  that  a  Supervised Person has all of his or her brokerage account statements submitted through Gordian’s StarCompliance.

e)	Quarterly Transaction Reports

I understand that every Supervised Person must, if directed by the CCO, file a quarterly transaction report (a form of which is attached as Exhibit B hereto) no later than thirty (30) days after the end of each calendar quarter containing the following information with respect to any transaction during the quarter in a Reportable Security in which the Supervised Persons had any direct or indirect Beneficial Ownership:

i)
The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each covered security;

ii)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

iii)	The price of the Reportable Security at which the transaction was effected;

iv)	The name of the broker, dealer or bank with or through whom the transaction was effected; and

v)	The date the report is submitted by the Supervised Person.

The CCO may in his discretion waive the Quarterly Transaction Reports if he determines that a Supervised Person has all of his or her brokerage account statements submitted through Gordian’s StarCompliance.

g)	Access Person Requirements

I understand that every Access Person must disclose not later than thirty (30) days after the end of each quarter, if applicable, the opening or closing of any accounts over which they have a beneficial interest.

h)	Exempt Transactions

I understand that a Supervised Person need not submit a report with respect to:

i)	Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;

ii)	Transactions effected pursuant to an automatic investment plan, (e.g. a dividend retirement plan); and

iii)
A quarterly transaction report if the report would duplicate information contained in securities transaction confirmations or brokerage account statement that Sunrise holds in its records so long as the firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

i)	Monitoring and Review of Personal Securities Transactions.

i)
I understand that the CCO, or a designee, will monitor and review all reports required under the Code for compliance with Sunrise’s policies regarding personal securities transactions and applicable SEC rules and regulations.

ii)
I understand that the CCO will review my reports and/or any exception reports generated from Gordian’s StarCompliance on a quarterly basis, at a minimum, in order to confirm that I did not trade a security that was listed on the firm’s restricted and/or watch list.

iii)
I  understand  that  the  CCO  may  also  initiate  inquiries  of  Supervised Persons  regarding  personal  securities  trading  and  that  Supervised Persons   are   required   to   cooperate   with   such   inquiries   and   any monitoring or review procedures employed by Sunrise.

iv)	I understand that any transactions for any accounts of the CCO will be reviewed and approved by Sunrise’s Managing Director or another designated Supervisory Person.

v)
I understand that the CCO shall at least annually identify all Supervised Persons who are required to file reports pursuant to the Code and will inform such Supervised Persons of their reporting obligations.

vi)
I understand that the CCO and any other designated compliance personnel receiving reports of any Supervised Persons’ holdings and transactions under this Code will keep such reports confidential, except to the extent that the CCO and designated compliance personnel are required to disclose the contents of such reports to any regulator in accordance with applicable law.

26)	Ethics Training for Employees Involved with the Futures Business

Pursuant to NFA Compliance Rule 2-9 and Interpretive Notice ¶9051, Sunrise’s Employees involved in the futures business will be required to complete initial training in ethic matters within six months of registration with the NFA and undergo periodic training at least every three years thereafter.

For all Employees engaged in the futures business, Sunrise has retained the services of Exchange Analytics Inc.  Exchange Analytics is a qualified ethics training provider. Training will be accomplished by utilizing Exchange Analytics’ online courses.  The following is a list of the topics addressed by the ethics training program:

a)	An explanation of the applicable laws and regulations, and the rules of self- regulatory organizations or contract markets and registered derivatives transaction execution facilities;

b)	The Employee’s obligation to the public to observe just and equitable principles of trade;

c)	How to act honestly and fairly and with due skill, care and diligence in the best interest of customers and the integrity of the markets;

d)	How to establish effective supervisory systems and internal controls;

e)	Obtaining and assessing the financial situation and investment experience of customers;

f)	Disclosure of material information to customers; and

g)	Avoidance, proper disclosure and handling of conflicts of interest.

Every year this training policy will be reviewed and this plan will be modified as needed to do everything Sunrise can to ensure high ethical standards, as well as fully comply with all requirements of the Commodity Exchange Act (“CEA”).

Exchange Analytics will furnish evidence of successful completion of its training programs separately to both the Employee and Sunrise. Sunrise will maintain records on file for five years, and Exchange Analytics will separately retain all such records in electronic form.

27)	Certification

a)	Initial Certification

I understand that all Supervised Persons will be provided with a copy of this Code and must initially certify in writing to the CCO that they have:

i)	received a copy of the Code;

ii)	read and understand all provisions of the Code;

iii)	agreed to abide by the Code; and

iv)	Reported all account holdings as required by the Code.

b)	Acknowledgement of Amendments

I understand that all Supervised Persons shall receive any amendment to the Code and must certify to the CCO in writing that they have:

i)	received a copy of the amendment;

ii)	read and understood the amendment; and

iii)	Agreed to abide by the Code as amended.

c)	Annual Certification

I understand that all Supervised Persons must annually certify in writing to the CCO that they have:

i)	read and understood all provisions of this Code;

ii)	complied with all requirements of this Code; and

iii)	Submitted all holdings and transaction reports as required by this Code.

d)	Annual Ethics Reports

i)
I understand that the CCO or a designee shall, on an annual basis, prepare a written report describing any issues arising under this Code, including information about any material violations of the Code or its underlying   procedures   and   any   sanctions   imposed   due   to   such violations    and    submit    the    information    to    the    CCO,    Sunrise’s Management Committee and the Board of Trustees for each of Sunrise’s registered fund clients.

ii)
I  understand that on an annual  basis, the CCO  shall  also  certify  to Sunrise’s Management Committee and the Board of Trustees for each of Sunrise’s registered fund clients that Sunrise has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

e)	Further Information

I understand that I should contact the CCO regarding any inquiries pertaining to this Code or the policies established herein.

28)	Records

I understand the CCO shall maintain and cause to be maintained in a readily accessible place the records pertaining to this Ethics Code and related reporting requirements in accordance with Rules 17j-1(f) and 31a-2 under the Investment Advisers Act of 1940, and the requirements in this Code. I understand that the CCO will review this Code and its operation annually, and will make any amendments necessary as a result of such review. I also understand that the following records shall  be  available  for  examination  by  representatives  of  the  SEC  and  other regulatory agencies as needed:

a)	A copy of any Code of Ethics adopted by Sunrise pursuant to Advisers Act Rule 204A-1 and ICA Rule 17j-1 which is or has been in effect during the past five years;

b)
A record of any violation of this Code and any subsequent action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;

c)
A  record  of  all  written  acknowledgements  of  receipt  of  the  Code  and amendments thereto for each person who is currently, or within the past five years was, a Supervised Person which shall be retained for five years after the individual ceases to be a Supervised Person of Sunrise;

d)	A copy of each transaction and holding report made pursuant to Advisers Act Rule 204A-1 including any brokerage confirmations and account statements made in lieu of these reports;

e)	A list of all persons who are, or within the preceding five years have been, Access Persons and/or Supervised Persons;

f)	A log of all Gifts, entertainment and political contributions; and

g)
A record of any decision and reasons supporting such decision to approve a Supervised  Person’s  acquisition  of  securities  in  IPO’s  and  limited  offerings within the past five years after the end of the fiscal year in which such approval is granted.

29)	Reporting Violations and Sanctions

a)
I understand that all Supervised Persons shall promptly report to the CCO or an  alternate  designee  all  apparent violations  of  this  Code  if  I  have  any reason to believe that I have failed to comply with or I have become aware of another person’s failure to comply with any of the policies and procedures set forth in this Code.

b)	I understand that I am encouraged to report any other violations of securities rules or regulations.

c)	I understand that I may report another person’s failure to comply or a violation of securities rules or regulations anonymously using the attached form (Exhibit C).

d)	I understand that any retaliation for the reporting of a violation under this Code will constitute a violation of this Code.

e)
I understand that the CCO shall promptly document and report to Sunrise’s Management Committee all apparent material violations of this Code and that when the CCO finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to the Management Committee.

f)	I understand that I will not be penalized in any respect for reporting a violation or suspected violation even if no violation in fact has occurred.

g)	I understand that the Management Committee shall consider reports made to it and shall determine whether or not the Code has been violated and if so, what sanctions, if any, should be imposed.

h)
I understand that possible sanctions for violations of this Code include, but are not limited to, reprimands and/or monetary fines or assessments and/or suspension and/or termination of one’s employment with Sunrise.

30)	Outside Business Activities

a)
Outside activities that might directly or indirectly interfere with or otherwise compromise an Access Person’s duties to the Firm must be approved in advance by the Chief Compliance Officer. These activities include:

i)	outside employment and other services for hire, including serving as a consultant, partner or proprietor; and

ii)	serving as an officer, director or trustee of a company.

b)
Whether a particular outside business activity may be approved or continued in the future will depend on a variety of factors including the extent to which the proposed activity could violate any law or regulation, interfere with the employee’s responsibilities to the Firm, involve prolonged absences during business hours, or compete with our interests.   Additionally, the possibility of adverse publicity and potential liability will be weighed. The following activities generally should not interfere with or otherwise compromise an Access Person’s duties to the Firm and do not require approval, nonetheless such activities should be reported to the Chief Compliance Officer:

i)	activities that are recognized charitable, civic, religious or fraternal tax-exempt entities, for which a Access Person does not receive compensation; and

ii)	activities that represents passive income (e.g. rental income).

Sunrise Code of Ethics - Signature Page

(Revised 11/16/2016)

I acknowledge that I have received the Sunrise Code of Ethics and any amendments thereto.  I understand and agree to comply with the policies and procedures therein, and acknowledge and agree that my failure to comply with such policies and procedures may result in my discipline or dismissal and/or other penalties as described in the Policy.

Confirmed and Agreed:

Printed Name

Signature

Date

Exhibit A

Securities Holding Report

Sunrise Capital Partners, Llc

Brokerage  Accounts: Please  list  all  accounts  over  which  you  or  a household member has a Beneficial Ownership.
Employee Name	Account Type	Brokerage Firm	Account Number

Holdings:  Annual holdings report from non-brokerage accounts may be attached to this report in lieu of filling out the information below.
Type of Investment (i.e. private fund interest; hedge fund interest; REIT)	Name of Firm	Shares	Principal Amount

Exhibit B

Quarterly Transaction Report

Capitalized terms used in this report form are defined in Sunrise’s Code of Ethics (the “Code”).  In accordance with the Code, you must cause each broker that maintains an account over which you have direct or indirect influence or control and that holds Reportable Securities for which you have direct or indirect Beneficial Ownership, to provide to the CCO, on a timely basis, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the CCO, within 30 days of the end of each calendar quarter, all transactions in Reportable Securities for which you have direct or indirect Beneficial Ownership effected without the use of a broker.  As long as your monthly brokerage account statements are submitted directly to the CCO and no information has changed since the previous quarter, you will not be required to submit this report.

I have requested that you receive duplicate statements and confirms on my behalf from the following brokers:

Name	Broker	Account Number	Date	Date Account Opened

The following are Securities transactions that have not been reported and/or executed through a broker (e.g., direct purchase of a Limited Offering) during the previous calendar quarter.

Date	Buy/Sell	Security Name/Ticker Symbol/CUSIP	Interest Rate/ Maturity Date	Amount	☐ Price	☐ Broker

By signing this document, I am certifying that I have caused duplicate confirmation and account statements to be sent to the CCO of Sunrise for every brokerage account that trades in Reportable Securities (as defined in the Code of Ethics).    This report should be filed NO LATER THAN 30 CALENDAR DAYS following the end of each calendar quarter.

Date	Signature

1.	Date. In the case of a market transaction, state the trade date (not the settlement date).

2.	Buy/Sell. State the character of the transaction (e.g., purchase or sale, exercise of option).

3.
Security Name/Ticker Symbol/CUSIP.  State the name of the issuer and the class of the security (e.g., common stock, preferred stock or designated issue of debt securities).  In the case of the acquisition or disposition of a security futures contract or put, call option or other right on a security, state the title of the security subject to the future or option and the expiration date of the future or option.

4.	Interest Rate/Maturity Date. If a debt security, state the interest rate, principal amount and maturity date.

5.
Amount.  State the number of shares of stock, the face amount of debt securities or other units of other securities.  For security futures or options, state the amount of  securities  underlying  the  future  or  option.    If  your  ownership  interest  was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire amount of securities involved in the transaction.  In such cases, you should also indicate the extent of your interest in the transaction.

6.
Price.   State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution.   In the case of an option, state the price at which it is currently exercisable.  In the case of a security future, state the price at which it was opened and/or closed or at which you took delivery.

7.	Broker. State the name of the broker, dealer or bank with or through whom the transaction was effected.

EXHIBIT C

VIOLATION REPORTING FORM

General Instructions:

An Employee who is reporting questionable accounting or auditing matters of Sunrise may or may not do so on an anonymous basis, at his or her sole discretion.   A non- Employee’s complaint might not be reviewed if he or she fails to complete Part I (3) of this complaint form.

Please be advised that federal law prohibits Sunrise, as well as its officers, Employees, or agents, from discharging, demoting, suspending, threatening, harassing, or otherwise discriminating against anyone who in good faith reports illegal activities of Sunrise.

Part I

1.	☐ I would like to discuss this matter with the Chief Executive Officer.

2.	☐ I am an Employee or officer of the Adviser and wish to remain anonymous.

3.	☐ I hereby authorize the disclosure of my identity if the Chief Compliance Officer reasonably believes it is necessary or appropriate (see General Instructions above).

Name:
Address:
Telephone Number:
E-Mail:

Part II

1. Summary Description of Alleged Violation:

2.  Alleged Violation is:  ☐ Ongoing  ☐ Completed ☐ Unclear whether ongoing or completed

3. Department(s) suspected of alleged violation, if applicable:

4. Individual(s) suspected of alleged violation, if applicable:

5. Describe all relevant facts of the alleged violation:

6. Describe how you became aware of the alleged violation:

7. Describe any steps taken to address the alleged violation prior to submitting this complaint, if any:

8. Who, if anyone, may be harmed or affected by this violation: